WESTERN RESOURCES DEFERRED COMPENSATION PLAN

                                   ARTICLE I

                                    Purpose

      The purpose of the Western Resources Deferred Compensation Plan (hereinafter referred to as the "Plan") is to allow deferral of income for a specified period and to provide funds for retirement or death for certain executive and management employees (and their beneficiaries) of Western Resources, Inc.
It is intended that the Plan will aid in retaining and attracting employees of exceptional ability by providing such employees with a means to supplement their estate planning and standard of living at retirement. This Plan is intended to qualify for the exemptions described in sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                                  ARTICLE II

                                  Definitions

      For the purpose of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

      2.1 Beneficiary. "Beneficiary" means the person, persons, or entity designated by the Participant, or as provided in Article VIII, to receive any benefits payable under the Plan. Any Participant Beneficiary designation shall be made in a written instrument filed with the Human Resources Committee and shall become effective only when received in writing by the Committee.

      2.2   Board.  "Board" means the Board of Directors of Western
            Resources, Inc.

      2.3   Company.  "Company" means Western Resources, Inc.

      2.4 Compensation. "Compensation" or "Total Compensation" means the Base Salary and Incentive Compensation payable to a Participant during the Plan Year.

            (a) Base Salary. "Base Salary" means all regular remuneration for services, other than such items as Incentive Compensation, payable by the Company to a Participant in cash during a Plan Year, but before reduction for amounts deferred pursuant to this Plan or any other Plan of the Company. The Human Resources Committee shall determine whether a particular item or income constitutes Base Salary if a question arises.

            (b) Incentive Compensation. "Incentive Compensation" means any cash bonus earned by a Participant in a Plan Year.

      2.5 Declared Rate. "Declared Rate" means the annual percentage rate (APR) of interest to be credited to the executive's deferral account. Such rate is to be set annually by the Human Resources Committee.

      2.6 Deferral Benefit. "Deferral Benefit" means the benefit payable to a Participant or Participant's Beneficiary on a date specified by the Participant in the Participation Agreement or on Participant's retirement, death, disability, or termination of employment as calculated in Article VII hereof.

      2.7 Deferred Benefit Account. "Deferred Benefit Account" means the accounts maintained on the books of account of the Company for each Participant pursuant to Article IV and determined with respect to any Participation Agreement. Separate Deferred Benefit Accounts shall be maintained for each Participant. A Participant's Deferred Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Plan. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

      2.8   Deferred Compensation Committee . "Deferred
            Compensation Committee" means a committee appointed by the Human Resources Committee to assist in the Administration of the Plan as provided herein.

      2.9 Determination Date. "Determination Date" means the date on which the amount of a Participant's Deferred Benefit Account is determined as provided in Article VI hereof. The last day of each calendar month shall be a Determination Date.

      2.10 Disability. "Disability" or "Disabled Participant" means a physical or mental condition of a Participant resulting in a determination of disability for purposes of receiving benefits under the Company's Long Term Disability Plan.

      2.11 Human Resources Committee. "Human Resources Committee" means the Human Resources Committee of the Board of Directors of Western Resources, Inc.

      2.12 Participant. "Participant" means any individual who is deemed eligible by the Human Resources Committee to participate in this Plan and who elects to participate by filing a Participation Agreement as provided in
            Article IV.

      2.13 Participation Agreement. "Participation Agreement" means the agreement filed by a Participant prior to the beginning of the first period for which any of the Participant's Compensation is to be deferred pursuant to the Plan. A form of such Participation Agreement is attached hereto.

      2.14 Plan Year. "Plan Year" means a twelve month period commencing January 1 and ending the following December
            31. The first Plan Year shall commence on October 15, 1993 and terminate on December 31, 1993.

      2.15 Retirement Date. "Retirement Date" means the first day of the month coincidental with or next following a Participant's commencement of benefits following actual retirement under either The Kansas Power and Light Company or the Retirement Plan for Employees of Kansas Gas and Electric Company.

      2.16 Spouse. "Spouse" means a Participant's wife or husband who was lawfully married to the Participant at the time of the Participant's death or a determination of Participant's incompetency.

                                  ARTICLE III

                                Administration

      3.1 The Committees: Duties. This plan shall be administered as provided herein by both the Human Resources Committee of the Board and the Deferred Compensation Committee. Members of the committees may be Participants under this Plan. The Human Resources Committee shall also have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretation of this Plan, as may arise in connection with the Plan.

      3.2 Binding Effect of Decision. The decision or action of the committees with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive, and binding upon all persons having any interest in the Plan, unless a written appeal is received by the Human Resources Committee within sixty days of the disputed action. The appeal will be reviewed by the Human Resources Committee and the decision of the committee shall be final, conclusive, and binding on the Participant and all persons claiming by, through, or under the Participant.

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                                  ARTICLE IV

                                 Participation

      4.1 Participation. Participation in the Plan in any Plan Year shall be limited to the class of those key employees selected by the Human Resources Committee who elect to participate in the Plan by filing a Participation Agreement with the Committee. A Participation Agreement must be filed prior to December 15 immediately preceding the Plan Year in which the Participant's participation under the Agreement will commence. The election to participate shall be effective on the first day of the Plan Year following receipt of a properly completed and executed Participation Agreement.

            With respect to the first Plan Year of the Plan or with respect to an individual hired or promoted during a Plan Year who thereby becomes eligible to participate herein, an initial Participation Agreement may be filed within thirty days of the notification to Participant of eligibility to participate. Such election to participate shall be effective on the first day of the month following the receipt thereof, except that elections not received on or before the 15th day of any calendar month shall be effective no earlier than the first day of the second month following the month of receipt.

            To participate in any subsequent Plan Year, a Participant must file a new Participation Agreement.

      4.2   Minimum and Maximum Deferral and Length of
            Participation. A Participant may elect in a Participation Agreement to defer a portion of Participant's Base Salary or Incentive Compensation.
            The minimum and maximum amounts that may be deferred under a Participation Agreement shall be as follows:

                                    Minimum Deferral              Maximum
Deferral

            With respect to Base          2% of Base Salary             100%
of Base Salary
            Salary Deferrals

            With respect to               25% of Incentive              100%
of Incentive
            Incentive Compensation        Compensation
Compensation

            (a) With respect to Base Salary deferrals, the deferral percentage elected in a Participation Agreement shall be applied to the Participant's Base Salary of the Plan Year to which the Participation Agreement applies. A Participation Agreement shall apply to the Participant's Base Salary payable over a deferral period of one Plan Year.

                  Deferrals shall commence with the Plan Year immediately following the Plan Year in which the respective Participation Agreement is filed; provided, however, that an initial Participation Agreement which is effective other than on January 1 of a Plan Year shall apply to the remainder of the Plan Year.

            (b) With respect to Incentive Compensation deferrals, the deferral percentage selected in a Participation Agreement shall apply to the Participant's Incentive Compensation to be earned in the Plan Year immediately following receipt of the Participation Agreement.

            (c) A Participant's election to defer Compensation shall be irrevocable upon the filing of the respective Participation Agreement; provided, however, that the deferral of Compensation under any Participation Agreement may be suspended or amended as provided in paragraphs 7.5 and 9.1.


      4.3 Subsequent Participation Agreements. In order to participate in any subsequent Plan Year, a Participant must file a new Participation Agreement for that subsequent Plan Year prior to December 15 of the previous calendar year, stating the amount that the Participant elects to have deferred. The new agreement shall be effective only as to Compensation paid in that subsequent Plan Year. A new Participation Agreement is subject to all of the provisions and requirements set forth in paragraph 4.2.

                                   ARTICLE V

                             Deferred Compensation

      5.1 Elective Deferred Compensation. The amount of Compensation that a Participant elects to defer in a Participation Agreement executed by the Participant with respect to each Plan Year of participation in the Plan shall be credited by the Company to the Participant's Deferred Benefit Account throughout each Plan Year as the Participant is paid the non-deferred portion of Compensation for such Plan Year. The amount credited to a Participant's Deferred Benefit Account shall equal the amount deferred. To the extent that the Company is required to withhold any taxes or other amounts from an employee's deferred wages pursuant to any state, federal, or local law, such amounts shall be taken out of the Participant's Compensation which is not deferred under this Plan.

      5.2 Effect on Other Plans. To the extent to which deferrals by a Participant under this Plan cause a reduction in pension benefits for a Participant under The Kansas Power and Light Company Retirement Plan or Retirement Plan for Employees of Kansas Gas and Electric Company, the Company shall provide supplementary benefits to the extent of such reduction. The amount of such reduction shall be determined, as of the time of the Participant's retirement under said Retirement Plan, by said Retirement Plan's actuary based upon the form of pension benefit applicable to such Participant, which determination shall be binding and conclusive on such Participant.

            To the extent to which deferrals by a Participant under this Plan cause a reduction in the Company matching contributions made by the Company on behalf of the Participant under The Kansas Power and Light Company Employees' Savings Plan or Kansas Gas and Electric Company 401(K) Plan, the Company shall credit the amount of any such reduction to the Participant's Deferred Benefit Account under the Plan, such amount to be credited quarterly in the year in which such reduction of contributions occurs, based on the Participant's eligible Company match under such savings plan, not to exceed the maximum contribution by the Company under such plans.

            The Company shall compute life insurance and disability benefits under any Company plan based on Compensation without reduction for amounts deferred under this Plan.

      5.3 Vesting of Deferred Benefit Account. A Participant shall be 100% vested in the Participant's Deferred
            Benefit Account.

                                  ARTICLE VI

                           Deferred Benefit Account

      6.1 Determination of Account. Each Participant's Deferred Benefit Account as of each Determination Date shall consist of the balance of the Participant's Deferred Benefit Account as of the immediately preceding Determination Date, plus the Participant's elective deferred Compensation withheld since the immediately preceding Determination Date pursuant to paragraph 5.1. The Deferred Benefit Account of each Participant shall be reduced by the amount of all distributions, if any, made from such Deferred Benefit Account since the preceding Determination Date.

      6.2 Crediting of Account. As of each Determination Date, the Participant's Deferred Benefit Account shall be increased by the amount of interest earned since the preceding Determination Date. Interest shall be based on the Declared Rate as defined in paragraph 2.5 or as determined under paragraph 7.6(a)(2), as applicable. Interest shall be credited on the average of the balances of the Deferred Benefit Account on the Determination Date and on the last preceding Determination Date, but after the Deferred Benefit Account has been adjusted for any contributions or distributions to be credited or deducted for each such day. Interest will also accumulate on the unpaid balance during any payout period in which a participant is receiving monthly payments.

      6.3 Statement of Accounts. The Company shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Company deems desirable, setting forth the balance to the credit of each Participant's Deferred Benefit Account as of the last day of the preceding Plan Year.

                                  ARTICLE VII

                                   Benefits

      7.1 Specified Distribution Date. Unless a Participant elects to receive benefits under paragraph 7.2 or 7.3 below, on the specified distribution date selected by the Participant in a Participation Agreement, the Participant shall be entitled to a Deferral Benefit equal to the amount of Participant's Deferred Benefit Account determined under paragraphs 6.1 and 6.2 hereof as of the Determination Date coincidental with or immediately following such specified date.

      7.2 Retirement or Termination of Employment. Subject to paragraphs 7.1 and 7.6, upon a Participant's Retirement Date, or any termination of employment for reasons other than death or disability, the Participant shall be entitled to a Deferral Benefit equal to the amount of Participant's Deferred Benefit Account determined under paragraphs 6.1 and 6.2 hereof as of the Determination Date coincidental with or immediately following such event.

      7.3 Death. Upon the death of a Participant, such Participant's Beneficiary shall receive a Deferral
            Benefit equal to the remaining balance in such Participant's Deferred Benefit Account.

            The Deferral Benefit shall be payable as provided for in paragraph 7.6.

            The Deferral Benefit provided above shall be in lieu of all other benefits under this Plan.

      7.4 Disability. In the event of Disability, as defined in paragraph 2.10, while employed by the Company, the disabled Participant shall be allocated the amount in Participant's Deferred Benefit Account determined under paragraphs 6.1 and 6.2 as of the Determination Date next following such Disability.

            Payments shall commence upon attainment of the Participant's Retirement Date in the form specified in paragraph 7.6(a)(2) over a period from 2 to 360 months. Before payments commence under the preceding sentence, a Disabled Participant may elect, subject to Deferred Compensation Committee approval (Human Resources Committee approval if the Participant is an officer of the Company) upon good cause shown: (i) to accelerate commencement of the payments until the date not earlier than 60 days after the onset of Disability, and/or (ii) to change the form of payment to another form permitted under paragraph 7.6(a).

      7.5 Suspension of Participation/Distribution/Failure to Continue Participation. The Deferred Compensation Committee (Human Resources Committee if the Participant is an officer of the Company), in its sole discretion, may suspend the deferral of a Participant's Base Salary during a Plan Year, or authorize a distribution from the Participant's Deferred Benefit Account, upon the advance written request of a Participant on account of financial hardship suffered by that Participant. A Participant must file any request for such suspension or distribution on or before the 15th day preceding the regular pay day on which the suspension or distribution is to take effect. Incentive Compensation deferrals may not be suspended during the Plan Year.

            Financial hardship shall mean an unexpected need for cash resulting from conditions in the nature of any of the following:

            (a) An accident, illness, or disability suffered by a Participant or a family member or dependent;

            (b) A casualty or the theft loss suffered by a Participant of a family member or dependent;

            (c) The rendering of a judgment against a Participant or a family member or dependent; or

            (d) A sudden financial reversal or curtailment of income experienced by a Participant or a family member or dependent.

            The suspension of any deferrals under this paragraph shall not affect amounts deferred with respect to periods prior to the effective date of the suspension.

            In the event the Participant ceases to remain a member of the class of employees who are eligible to participate in the Plan, the Participant may elect to suspend the amount of any remaining deferral commitment in this same manner as described for other suspensions in the paragraph, except that committee approval shall not be required.

      7.6   Form of Benefit Payment.

            (a) Upon retirement, death, a specified distribution date, or termination of employment, the Company shall pay to the Participant or Participant's Beneficiary the balance in the Participant's Deferred Benefit Account in one of the following forms, as elected in the Participation Agreement filed by the Participant:

                  (1)   A lump sum payment.

                  (2) A monthly payment of a fixed amount which shall amortize the Deferred Benefit Account balance in equal monthly payments of principal and interest over a period from 2 to 360 months. For purposes of determining the amount of the monthly payment, the rate of interest shall be the average of the Declared Rate for the shorter of (i) the last five (5) Plan Years preceding the initial monthly installment payment, or (ii) the actual number of Plan Years of participation by the Participant.

            (b) In the absence of a Participant's election under subparagraph 7.6(a), benefits shall be paid in the form specified in subparagraph 7.6(a)(2) over a 180 month period. In the event of a Disabled Participant, payment shall be in the form described in paragraph 7.4.

      7.7 Withholding: Payroll Taxes. To the extent required by law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld from any employee's wages for the federal or any state or local government.

      7.8 Commencement of Payments. Commencement of payments under this Plan shall begin within sixty days following receipt of notice by the Deferred Compensation Committee in the event of death, retirement, or termination of employment which entitles a Participant (or a Beneficiary) to payments under this Plan. All payments shall be made as of the first day of the month.

            If a Participant receives benefits hereunder because of retirement, payments will commence coincident with the payment of benefits to the Participant under The Kansas Power and Light Company Retirement Plan or the
            Retirement Plan for Employees of Kansas Gas and
            Electric Company.

            A Participant must elect to receive benefits under each Participation Agreement upon either i) a specified distribution date, or ii) retirement or termination of employment.

            Subject to paragraph 7.3 in the event a Participant elects to receive benefits upon a specified distribution date, payments will commence upon the first business day of the year specified.



                                 ARTICLE VIII

                            Beneficiary Designation

      8.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be made in the event of Participant's death prior to complete distribution of the benefits due to the Participant under the Plan.

      8.2 Amendments. Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Deferred Compensation Committee. The filing of a new Beneficiary Designation form will cancel all Beneficiary designations previously filed.

      8.3 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the participant, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving Participant in the first of the following classes in which there is a survivor, share and share alike:

            (a)   The surviving Spouse;

            (b) The Participant's children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

            (c)   The Participant's personal representative
                  (executor or administrator).

      8.4   Effect of Payment.  The payment to the deemed
            Beneficiary shall completely discharge the Company's obligations under this Plan.

                                  ARTICLE IX

                       Amendment and Termination of Plan

      9.1 Amendment. The Board may at any time amend the Plan in whole or in part; provided, however, that no amendment shall be effective to decrease or restrict any Deferred Benefit Account at the time of such amendment or reduce any additional benefits provided under paragraph 5.2. In the event the Plan is amended, a Participation Agreement shall be subject to the provisions of such amendment as if set forth in full therein, without further action or amendment to the Participation Agreement. The parties shall be bound by, and have the benefit of, each and every provision of the Plan, as amended from time to time.

      9.2 Company's Right to Terminate. The Board may at any time terminate the Plan with respect to new elections to defer if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Company. The Board may also terminate the Plan in its entirety at any time, and upon any such termination, all Participants under the Plan shall be paid the balance in their Deferred Benefit Accounts in a lump sum, or over such period of time as determined by the Board.

      9.3 Premature Plan Terminations and Premature Distributions. The Deferred Compensation Committee shall have the right (but shall not be obligated) to require premature Plan termination and premature Plan distributions to Participants, upon the occurrence of any of the following conditions or events:

            (a) If any rating on any debt securities of the Company, as rated by Moody's or Standard & Poor's, is downgraded to a rating lower than that rating as of the date of this Plan;

            (b) If the shareholders of the Company approve the merger or consolidation of the Company with or into any other corporation (other than a corporation wholly-owned by the Company immediately prior to such event) or the acquisition of substantially all of the business or assets of the Company by any other person or entity (other than a corporation wholly-owned by the Company immediately prior to such event);

            (c) If a change occurs in the Board of Directors of the Company whereby Directors comprising a majority of the Board of Directors immediately prior to such change do not continue to comprise such a majority immediately after such change, provided that incremental and/or related changes (including but not limited to resignations from the Board of Directors) which occur within a relatively brief period of time shall be considered to be but a single change for purposes of this Subparagraph;

            (d) If, as a result of any tender offer or otherwise, any person or entity or affiliated group becomes the beneficial or record owner of more than 10% of the outstanding voting securities of the Company; or

            (e) If, in the Deferred Compensation Committee's sole judgment and discretion, a change in circumstances has occurred (including but not limited to a change in taxation laws or regulations, securities laws or regulations, accounting requirements or the events in Subparagraphs (a), (b), (c), and (d) of this Paragraph 9.3) which causes the Plan to be undesirable to a significant portion of the Participants.

                                   ARTICLE X

                                 Miscellaneous

      10.1 Unsecured General Creditor. Participants and their Beneficiaries shall have no legal or equitable rights, interest, or claims in any property or assets of the Company, nor shall they be Beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Company ("Policies"). Such Policies or other assets of the Company shall not be held under any trust for the benefit of Participants or their Beneficiaries or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and Policies shall be, and remain, the general, unpledged, and unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

      10.2 Non-assignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

      10.3 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant (or Participant's Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge Participant at any time.

      10.4 Protective Provisions. A Participant ( or Participant's Beneficiary) will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, by taking such physical examinations as the Company may deem necessary, and by taking such other action as may be requested by the Company.

      10.5 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Kansas.

      10.6 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns.

      10.7 Effective Date. This Plan shall become effective as of October 15, 1993.

      10.8 Incompetent. In the event that it shall be found upon evidence satisfactory to the Deferred Compensation Committee that any Participant or Beneficiary to whom a benefit is payable under this Plan is unable to care for such Participant's or such Beneficiary's affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Company, to the Spouse or other person deemed by the Committee to have incurred any expense for such Participant or a Beneficiary. Any such payment shall be a payment for the account of the Participant or a Beneficiary and shall be a complete discharge of any liability of the Company therefor.

                 WESTERN RESOURCES DEFERRED COMPENSATION PLAN
                            PARTICIPATION AGREEMENT

      This Agreement is made and entered into as of this _______ day of ______________________________, 19_______, by and between
Western Resources, Inc. (the "Company") and
________________________________________ (a "Participant") and
shall be effective beginning with the _______ day of ______________________________, 19_______ ("Effective Date").

      WHEREAS, the Company has adopted the Western Resources
Deferred Compensation Plan (the "Plan"); and,

      WHEREAS, the Plan requires that an Agreement be entered into between the Company and the Participant,

      NOW, THEREFORE, the Company and the Participant hereby agree as follows:

      1. Plan. The Plan, a copy of which has been provided to Participant, is hereby incorporated into and made a part of this Agreement as though set forth in full herein. The parties shall be bound by, and have the benefit of, each and every provision of the Plan. By executing this Agreement, the Participant acknowledges receipt of a copy of the Plan and confirms understanding and acceptance of all of the terms, provisions, and conditions thereof.

      2.    Deferral Election.

            Base Salary Deferral (for Plan Year 1993)

            _____       a)    Participant hereby elects to defer an
                              amount equal to _______% (from 2% to
                              100%) of Base Salary to be earned by
                              Participant in the remainder of Plan
                              Year 1993.

            _____       b)    Participant is not electing Base Salary
                              Deferral for the remainder of Plan Year
                              1993.

            Base Salary Deferral (for Plan Year 1994)

            _____       a)    Participant hereby elects to defer an
                              amount equal to _______% (from 2% to
                              100%) of Base Salary to be earned by
                              Participant in Plan Year 1994.

            _____       b)    Participant is not electing Base Salary
                              Deferral for Plan Year 1994.



            Incentive Compensation Deferral (for Plan Year 1994)

            _____       a)    The Participant elects to defer receipt
                              of _______% (from 25% to 100%) of
                              Incentive Compensation to be earned by
                              Participant in Plan Year 1994 and
                              payable in 1995.

            _____       b)    Participant is not electing Incentive
                              Compensation Deferral in this Agreement.

NOTE: All percentages and resulting dollar amounts will be rounded to the nearest whole percentage or dollar.

      3.    Payment of Benefits - Death Before Retirement or
            Specified Distribution Date

            Form of Benefit Payment

            _____       a)    Not applicable (mark if paragraph 4c or
                              4g is not selected).

            _____       b)    A lump sum payment.

            _____       c)    Level monthly installment payments for
                              _______ months as provided in paragraph
                              7.6(a)(2) [specify a period not less
                              than 2 nor more than 360 months].

NOTE: Complete either paragraph 4 or both paragraphs 5 and 6. Do not complete all three paragraphs.

      4.    Payment of Benefits - Specified Distribution Date;
            Death Before Specified Distribution Date

            Form of Benefit Payment  (Base Salary)


            _____       a)    A lump sum payment.

            _____       b)    Level monthly installment payments for
                              _______ months as provided in paragraph
                              7.6(a)(2) [specify a period not less
                              than 2 nor more than 360 months].

            _____       c)    I elect to receive benefits upon death
                              should death occur prior to the
                              specified distribution date. (complete
                              paragraph 3)

            _____       d)    Specified Distribution Date -- (specify
                              a year when distributions are to
                              commence on the first business day of
                              such year).


            Form of Benefit Payment  (Incentive Compensation)

            _____       e)    A lump sum payment.

            _____       f)    Level monthly installment payments for
                              _______ months as provided in paragraph
                              7.6(a)(2) [specify a period not less
                              than 2 nor more than 360 months].

            _____       g)    I elect to receive benefits upon death
                              should death occur prior to the
                              specified distribution date. (complete
                              paragraph 3)

            _____       h)    Specified Distribution Date -- (specify
                              a year when distributions are to
                              commence on the first business day of
                              such year).

      5.    Payment of Benefits - Termination Other Than Death

            Form of Benefit Payment  (Base Salary)

            _____       a)    A lump sum payment.

            _____       b)    Level monthly installment payments for
                              _______ months as provided in paragraph
                              7.6(a)(2) [specify a period not less
                              than 2 nor more than 360 months].

            Form of Benefit Payment  (Incentive Compensation)

            _____       c)    A lump sum payment.

            _____       d)    Level monthly installment payments for
                              _______ months as provided in paragraph
                              7.6(a)(2) [specify a period not less
                              than 2 nor more than 360 months].

      6.    Payment of Benefits - Retirement Date

            Form of Benefit Payment  (Base Salary)

            _____       a)    A lump sum payment.

            _____       b)    Level monthly installment payments for
                              _______ months as provided in paragraph
                              7.6(a)(2) [specify a period not less
                              than 2 nor more than 360 months].

            Form of Benefit Payment  (Incentive Compensation)

            _____       c)    A lump sum payment.

            _____       d)    Level monthly installment payments for
                              _______ months as provided in paragraph
                              7.6(a)(2) [specify a period not less
                              than 2 nor more than 360 months].

      7. Amendments. All subsequent amendments to the Plan shall also be incorporated into and made a part of this Agreement as though set forth in full herein, without further action or amendments to this Agreement. The parties shall be bound by, and have the benefit of, each and every provision of the Plan, as amended from time to time.

      8. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon the Company, its successors and assigns, and the Participant and Participant's Beneficiaries.

      IN WITNESS WHEREOF, the parties hereto have signed and entered into this Agreement on and as of the date first above written.


______________________________________________________
Participant's Signature

WESTERN RESOURCES, INC.

By____________________________________________________

Title_________________________________________________

                 WESTERN RESOURCES DEFERRED COMPENSATION PLAN
                            BENEFICIARY DESIGNATION


Name in
full________________________________________________SS#__________
_____


      I designate the following as Beneficiary or Beneficiaries to receive, in accordance with the method indicated, any payments to which my Beneficiary or Beneficiaries may be entitled under the Western Resources Deferred Compensation Plan (Paragraph 2.1 and
Article VIII) in the event of my death either prior to or after my retirement, subject to my right at any time to change such Beneficiary or Beneficiaries as provided under the Plan.


Beneficiaries           Name                    Relationship            Share
of Payment (%)

Primary__________________________________________________________
______________

Primary__________________________________________________________
_______________

Contingent_______________________________________________________
_______________

Contingent_______________________________________________________
_______________

Contingent_______________________________________________________
_______________

Contingent_______________________________________________________
_______________


This beneficiary designation or change supersedes all previous designations or changes made by me under the Plan.



________________________________________________
__________________________
Participant's Signature                                     Date


________________________________________________
__________________________
Committee Acknowledgement                                   Date

                               WESTERN RESOURCES
                          DEFERRED COMPENSATION PLAN


1.    What is the purpose of the Plan?

      The purpose of the Plan is to give you the opportunity to supplement your estate planning and accumulate tax deferred income by deferring all or a portion of your pre-tax base salary and/or incentive compensation, which is then credited with interest on a tax-deferred basis. This will allow you to supplement your standard of living at retirement.

2.    Why is the Deferred Compensation Plan important to me?

      It lets you delay the payment of income taxes on all or a portion of your income, by having Western Resources retain it and pay it to you at a later date. The amounts which you defer will earn tax-deferred interest.

3.    Who can participate in this Plan?

      The Deferred Compensation Plan is available only to Eligible Key Management Employees, as designated by the Human Resources
Committee of the Board of Western Resources.

      You may elect to participate in the Plan in addition to all other Western Resources benefit plans for which you are currently eligible.

4.    How much can I defer?

      Your participation in the Plan is based on deferral of all or a portion of your base salary and/or incentive cash compensation for a period of one year. Upon enrolling in the Plan, you will specify in a Participation Agreement the amount of your deferral. The minimum annual deferral is 2% of base salary, and/or 25% of incentive compensation.

5. May I suspend my deferral commitments or receive a distribution from my Deferred Benefit Account in the event of financial hardship?

      The Deferred Compensation Committee may, in its sole discretion and upon your written request, suspend the deferral of your salary that would otherwise occur under a Participation Agreement and/or authorize a distribution from your Deferred Benefit Account if you have suffered a financial hardship. The suspension will take effect only with respect to salary deferrals which have not already occurred.

6.    What are examples of financial hardship?

      Financial hardship means an unexpected need for cash resulting from an occurrence in the nature of any of the following:

      a) An accident, illness, or disability suffered by you or a family member or dependent;

      b) A casualty or theft loss suffered by you or a family member or dependent;

      c) The rendering of a judgment against you or a family member or dependent; or

      d) A sudden financial reversal or curtailment of income experienced by you or a family member or dependent.


7.    How much interest is credited on the Deferred Benefit
Account?

      The interest credited to your Deferred Benefit Account will be based on Western Resources long term cost of capital, and established annually by the Human Resources Committee of the Board. The interest on deferred amounts will change annually. The rate for the balance of Plan Year 1993 and for Plan Year 1994 will be 10.01% APR.

8.    How will benefits be paid?

      Generally, benefits may be paid in a lump sum or in equal monthly installments consisting of principal and interest at the Plan Credit Rate up to 360 months. You elect the form in which payments are to be made. If you fail to elect a form of payment, you will receive your benefit payments in installments over a 180 month period.

9.    What happens upon my retirement?

      Unless you designate a specific distribution date, upon your election to retire under either the Retirement Plan for Employees of Kansas Gas and Electric Company or The Kansas Power and Light Company Retirement Plan, you will receive benefits commencing within 60 days after the Committee is notified of your retirement. Your benefit will be based on your Deferred Benefit Account balance at that time. In the event the Account balance is paid out over a number of months, interest will be paid on the unpaid balance based on the Plan Credit Rate.

10.   What happens to my account in the event of death?

      You will designate a beneficiary to receive benefits under the Plan and will have the right to change the beneficiary designation from time to time by completing a beneficiary designation change form.

      If your death should occur before retirement, your beneficiary will be paid your Deferred Benefit Account balance either as a lump sum or paid monthly (up to 360 months) depending upon your election.

      In the event of your death after deferral benefits have started, your beneficiary will continue to receive installments until the balance of your account has been paid. Interest will continue to accrue on your Deferred Benefit Account at the Plan Credit Rate during the period of distribution.

11.   What if I become disabled?

      If disability occurs while employed by Western Resources and you would qualify for long term disability benefits according to the terms of the Long Term Disability Plan maintained by Western Resources, payments from your Deferred Benefit Account will commence, subject to Committee approval, no earlier than 60 days after the onset of your disability.

12. What happens if employment is terminated before I am eligible for Retirement?

      Unless you designate a specific distribution date, in the event of termination of employment for reasons other than death, retirement, or disability, your Deferred Benefit Account balance will be payable either as a lump sum or paid monthly (up to 360 months). In the event the Account balance is paid out over a number of months, interest will be paid on the unpaid balance based on the Plan Credit Rate.

13.   How is the Plan administered?

      The Plan is administered by the Human Resources Committee of the Board and the Deferred Compensation Committee. The
Committees will resolve all questions involving interpretations of the Plan.

14.   Is my Deferred Compensation held in Trust?

      No. Benefits payable under the Plan depend upon and will be paid exclusively from the general assets of Western Resources. Western Resources' liability, for the payment of benefits under the Plan, will be unsecured and unfunded, as evidenced by the terms of the Plan and the current Participation Agreement between you and the Company.

15.   How does participation in the Plan affect my other Western
Resources benefits?

      When you participate in the Plan, you are required to defer current compensation. This may affect your benefits under other Western Resources plans, which are based upon your compensation. The following are the main effects of which you should be aware:

      a) Life insurance and disability benefits will be based on your compensation without reduction for any amounts deferred under this Plan.

      b) To the extent to which your deferrals cause a reduction in pension benefits under either the KP&L or KG&E retirement plans, Western Resources will provide you with supplementary benefits to the extent of such reduction.

            These supplemental benefits, like the Deferred
            Compensation benefits are unfunded and represent an unsecured general obligation of the Company.

      c) To the extent to which your deferrals cause a reduction in the Company matching contributions under either the KP&L or KG&E 401 (K) plans, Western Resources will credit the amount of any such reduction to your Deferred Benefit Account on December 31 of the year in which such reduction of contribution occurs, based on your eligible Company matching contribution, not to exceed the maximum company contribution provided in the 401(k) plan.

16.   When is the Deferred Compensation Plan effective?

      The Plan will become effective October 15, 1993, when the enrollment process has been completed and the Participation
Agreement has been signed by both you and Western Resources. The enrollment process includes completion of:

      a)    Participation Agreement

      b)    Beneficiary Designation Form

      c)    Worksheet